Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First United Corporation
Oakland, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-26248) and on Form S-8 (No. 333-143296) of First United Corporation of our reports dated March 5, 2008, relating to the consolidated financial statements for the years ended December 31, 2007 and 2006, and the effectiveness of First United Corporation’s internal control over financial reporting as of December 31, 2007, which appear in this Form 10-K.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Baltimore, Maryland
March 7, 2008